Exhibit 99.1

Mama’s Creations Reports Fourth Quarter and Fiscal Year 2026 Financial Results

Fourth Quarter Revenue Grows 61% to $54.0 Million; Net Income Increases 38% to $2.2 Million with Adjusted EBITDA of $5.5 Million; Cash Position Nearly Triples in Fiscal 2026 to $20.0 Million

EAST RUTHERFORD, NJ – April 14, 2026 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for fourth quarter and fiscal year ended January 31, 2026.

Financial Summary:

	Three Months Ended Jan. 31,			Fiscal Year Ended Jan. 31,
$ in millions	2026	2025	% Increase	2026	2025	% Increase
Revenues	$54.0	$33.6	61%	$171.7	$123.3	39%
Gross Profit	$14.0	$9.1	54%	$43.0	$30.5	41%
Operating Expenses	$10.9	$7.2	51%	$35.9	$25.7	40%
Net Income	$2.2	$1.6	38%	$5.3	$3.7	43%
Earnings per Share (Diluted)	$0.05	$0.04	25%	$0.13	$0.09	44%
Adj. EBITDA (non-GAAP)	$5.5	$3.1	77%	$15.4	$10.1	52%

Fourth Quarter Fiscal 2026 & Subsequent Operational Highlights:

●	Continued successful integration initiatives at the Company’s Bay Shore, NY facility acquired from Crown 1 Enterprises, with gross margin improvement on track toward mid-to-high-20% corporate target, and cross-selling initiatives gaining traction with Crown 1’s premium customer base.

●	Secured major new tier-1 national retail placements, including expansion at Wal-Mart, new introductions at Food Lion, confirmed wins at Target, as well as Everyday Item status in Costco’s Northeast region following a successful Costco National Multi-Vendor Mailer (MVM) with branded Beef Meatballs.

●	Invited to present at leading investor conferences nationally, including the Craig-Hallum Alpha Select Conference, Stephens NASH25 Conference, ROTH Deer Valley Event, Oppenheimer Emerging Growth Conference, and the DA Davidson CEO Forum.

●	Cash and cash equivalents as of January 31, 2026 totaled $20.0 million, as compared to $7.2 million as of January 31, 2025. The increase was primarily driven by improved profitability, strong operating cash flow generation, and ongoing working capital optimization.

Management Commentary

Adam L. Michaels, Chairman and CEO of Mama’s Creations, said: “Fiscal 2026 was a landmark year for Mama’s Creations. We delivered 39% revenue growth to $171.7 million, expanded adjusted EBITDA by over 50%, and fundamentally transformed our operating platform with the acquisition and successful integration of Crown 1’s Bay Shore facility. This reflects the continued strength of our organic growth engine combined with the accretive contribution of our M&A activities.

“On the operations front, the Bay Shore integration continues to be a resounding success. In just a few months, we have centralized procurement across all three facilities, transitioned production to optimize capacity utilization, and begun realizing meaningful cost synergies. Bay Shore’s gross margin trajectory is on track toward our mid-to-high-20% corporate target, and the facility’s premium customer base is opening cross-selling opportunities that were previously out of reach. Most importantly, we have grown our family, adding close to 200 employees that share our values, culture and aspiration to become a $1B one-stop-shop in the deli prepared food category.

“Our Costco partnership continues to accelerate – evolving from $0.5 million in fiscal 2023 to exceeding $10 million in Q1 of fiscal 2026 alone, culminating in our first National Print MVM and securing everyday item status in the Northeast region. Beyond Costco, additional placements at Walmart and new wins at Target are driving meaningful scale across all channels.

“Our 4 Cs strategy – Cost, Controls, Culture, and Catapult – is driving growth at 5x the category rate. Product innovation including our NAE chicken offerings, artisan cut products, and successful panini line, are positioning us to capture share in a large, highly fragmented, underpenetrated market.

“Looking ahead, the combination of strong organic growth, expanding and deepening retail distribution, and a well-defined M&A strategy gives us confidence in our ability to deliver sustained, profitable growth and long-term value for our shareholders,” concluded Michaels.

Fourth Quarter and Full Year Fiscal 2026 Financial Results

Revenue for the fourth quarter of fiscal 2026 increased 60.7% to $54.0 million, as compared to $33.6 million in the same year-ago quarter. Revenue for fiscal year 2026 increased 39.2% to $171.7 million, as compared to $123.3 million in the prior year. The increase was primarily due to item expansion at existing customers, successful high-ROI promotional activities that accelerated velocities, initial placements at new customers, and the acquisition of Crown 1.

Gross profit increased 53.8% to $14.0 million, or 25.9% of total revenues, in the fourth quarter of fiscal 2026, as compared to $9.1 million, or 27.0% of total revenues, in the same year-ago quarter. Gross profit increased 41.0% to $43.0 million, or 25.1% of total revenues, in fiscal 2026, as compared to $30.5 million, or 24.8% of total revenues, in the prior year. The fourth quarter gross margin was impacted by the continued ramp of the Bay Shore facility, while the improvement in full-year gross margin reflects the operational efficiencies, procurement optimization, and stabilized commodity costs across the platform.

Operating expenses totaled $10.9 million in the fourth quarter of fiscal 2026, as compared to $7.2 million in the same year-ago quarter. As a percentage of revenue, operating expenses declined to 20.2% from 21.4% in the prior year quarter. For the full year, operating expenses totaled $35.9 million, as compared to $25.7 million in the prior year. As a percentage of revenue, operating expenses were 20.9% in fiscal 2026, as compared to 20.8% in the prior year. The change was partially due to the Bay Shore acquisition, new digital strategies and enhanced product marketing, new management hires and further technology upgrades to drive actionable insights faster and deeper into the organization.

Net income for the fourth quarter of fiscal 2026 increased 37.5% to $2.2 million, or $0.05 per diluted share, as compared to net income of $1.6 million, or $0.04 per diluted share, in the same year-ago quarter. Net income for fiscal 2026 increased 43.2% to $5.3 million, or $0.13 per diluted share, as compared to net income of $3.7 million, or $0.09 per diluted share, in the prior year. Fourth quarter net income totaled 4.1% of revenue, as compared to 4.8% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 77.4% to $5.5 million for the fourth quarter of fiscal 2026, as compared to $3.1 million in the same year-ago quarter. Adjusted EBITDA increased 52.5% to $15.4 million in fiscal 2026, as compared to $10.1 million in the prior year.

Cash and cash equivalents as of January 31, 2026 totaled $20.0 million, as compared to $7.2 million as of January 31, 2025. The significant increase was primarily driven by improved profitability, strong operating cash flow generation, and ongoing working capital optimization. As of January 31, 2026, total debt stood at $5.4 million.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, Tuesday, April 14, 2026 to discuss the Company’s fourth quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q4 FY2026 Earnings Conference Call

Date: Tuesday, April 14, 2026

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13759666

Webcast: MAMA Q4 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Sunday, June 14, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13759666. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP Net Income to Adjusted EBITDA Reconciliation (Unaudited)

(in thousands)

	THREE MONTHS ENDED		Fiscal Year Ended
	January 31,		January 31,
	2026	2025	2026	2025
Net income available to common stockholders	$2,232	$1,600	$5,286	$3,711
Depreciation	1,171	535	3,270	1,592
Amortization	493	286	1800	1571
Taxes	731	287	1,565	995
Interest, net	37	82	224	259
Stock-based compensation	789	298	1,962	1,099
One time charges	70	0	1,314	900
Adjusted EBITDA (Non-GAAP)	$5,523	$3,088	$15,421	$10,127

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2026, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Consolidated Balance Sheets

Mama’s Creations, Inc.

(In thousands, except share and per share data)

	January 31, 2026	January 31, 2025

Assets:

Current Assets:
Cash and cash equivalents	$19,951	$7,150
Accounts receivable, net	13,072	8,131
Inventories, net	9,647	4,817
Prepaid expenses and other current assets	2,411	1,779
Total Current Assets	45,081	21,877

Property, plant, and equipment, net	20,108	9,387
Intangible assets, net	3,090	3,436
Goodwill	9,447	8,633
Operating lease right of use assets, net	7,877	3,376
Deferred tax asset	—	258
Security deposits	95	95
Total Assets	$85,698	$47,062

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$17,800	$12,052
Term loan, net of debt discount of $216 and $22, respectively	960	1,530
Operating leases liabilities	1,690	848
Finance leases payable	321	345
Promissory notes – related parties	—	2,250
Total Current Liabilities	20,771	17,025

Term loan – net of current	4,412	1,342
Operating leases liability – net of current	6,204	2,600
Deferred tax liability	813	—
Finance leases payable – net of current	878	1,199
Total Long-Term Liabilities	12,307	5,141

Total Liabilities	33,078	22,166

Commitments and contingencies (Note 11 and 12)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of January 31, 2026 and January 31, 2025, 0 shares outstanding as of January 31, 2026 and January 31, 2025	—	—
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 shares issued and outstanding as of January 31, 2026 and January 31, 2025	—	—
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 and 0 shares issued and outstanding as of January 31, 2026 and January 31, 2025	—	—
Common stock, $0.00001 par value; 250,000,000 shares authorized; 40,887,000 and 37,826,000 shares issued as of January 31, 2026 and January 31, 2025, respectively, 40,657,000 and 37,596,000 shares outstanding as of January 31, 2026 and January 31, 2025, respectively	—	—
Additional paid-in capital	47,320	24,882
Retained earnings	5,450	164
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	52,620	24,896
Total Liabilities and Stockholders’ Equity	$85,698	$47,062

Consolidated Statements of Operations

Mama’s Creations, Inc.

(in thousands, except per share data)

	For the Fiscal Years Ended January 31,
	2026	2025	2024

Net sales	$171,714	$123,328	$103,284

Costs of sales	128,668	92,795	72,951

Gross profit	43,046	30,533	30,333

Operating expenses:
Research and development	288	455	414
Selling, general and administrative	35,646	25,201	21,029
Total operating expenses	35,934	25,656	21,443

Income from operations	7,112	4,877	8,890

Other income (expenses)
Interest expense	(435)	(477)	(549)
Interest income	211	218	—
Amortization of debt discount	(37)	(16)	(22)
Other income	—	104	27
Total other expenses	(261)	(171)	(544)

Income before income tax provision and income from equity method investment	6,851	4,706	8,346

Income from equity method investment	—	—	223
Income tax provision	(1,565)	(995)	(2,008)

Net income	5,286	3,711	6,561

Less: series B preferred dividends	—	—	(49)

Net income available to common stockholders	5,286	3,711	6,512

Net income per common share
– basic	$0.14	$0.10	$0.18
– diluted	$0.13	$0.09	$0.17

Weighted average common shares outstanding
– basic	38,902,364	37,427,571	36,814,162
– diluted	41,380,364	39,418,571	38,381,407

Consolidated Statements of Cash Flows

Mama’s Creations, Inc.

(in thousands)

	For the Fiscal Years Ended January 31,
	2026	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,286	$3,711	$6,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,270	1,592	1,043
Provision for credit losses	90	—	(140)
Amortization of debt discount	37	16	22
Change in right of use assets	1,405	(1,585)	348
Amortization of intangible assets	1,619	1,543	1,080
Stock-based compensation	1,963	1,099	436
Allowance for obsolete inventory	24	—	63
Change in deferred tax asset	1,071	245	215
Income from equity method investment	—	—	(223)
Changes in operating assets and liabilities:
Accounts receivable	(1,306)	(272)	2,392
Inventories	(3,518)	(1,507)	263
Prepaid expenses and other current assets	(868)	(1,341)	(540)
Security deposits	—	—	(35)
Accounts payable and accrued expenses	3,609	79	476
Operating lease liability	(1,261)	1,597	(340)
Net Cash Provided by Operating Activities	11,421	5,177	11,621

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,654)	(5,095)	(786)
Cash paid for acquisition of the business of Crown I Enterprises, Inc., net	(17,311)	—	—
Cash paid for acquisition/investment in Chef Inspirational Foods, LLC, net	—	—	(646)

Net Cash Used in Investing Activities	(18,965)	(5,095)	(1,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	18,927	—	—
Net proceeds from notes payable	18,770	—	—
Repayments of debt	(16,305)	(1,662)	(1,652)
Repayment of line of credit, net	—	—	(890)
Repayment of term loan - related party	(750)	(1,950)	(750)
Repayment of finance lease obligations	(345)	(397)	(272)
Payment of Series B Preferred dividends	—	—	(49)
Proceeds from exercise of options	48	55	68
Net Cash Provided by (Used in) Financing Activities	20,345	(3,954)	(3,545)

Net Increase (Decrease) Increase in Cash	12,801	(3,872)	6,644

Cash and cash equivalents - Beginning of Period	7,150	11,022	4,378

Cash and cash equivalents - End of Period	$19,951	$7,150	$11,022

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$1,225	$1,477	$32
Interest	$435	$654	$634

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$—	$511	$1,270
Related party loan to finance acquisition	$—	$—	$2,700
Right of use asset recognized	$6,357	$2,119	$—
Write-off of right of use asset	$451	$1,021	$—
Issuance of stock for director settlement	$—	$450	$—
Common stock issued for payment of related party debt	$1,500	$—	$—
Receipt of fixed assets for deposits previously paid	$—	$937	$—
Settlement of liability in common stock	$—	$—	$50